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                                                                    EXHIBIT 23.1

                     CONSENT OF COOPERS & LYBRAND, L.L.P.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of AccuStaff Incorporated on Form S-8, Registration Numbers 33-88262, 333-06899, 333-15701 and 333-16043 and the registration statements of AccuStaff Incorporated on Form S-3, Registration Numbers 333-17715 and 333-18695 of our report dated March 26, 1997, on our audits of the consolidated financial statements of AccuStaff Incorporated and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K.

                                       COOPERS & LYBRAND, L.L.P.

Jacksonville, Florida
March 28, 1997